                                                                 EXHIBIT 23 (b)
                                                                 --------------



                        COMPUTER TASK GROUP, INCORPORATED



                       CONSENT OF INDEPENDENT ACCOUNTANTS




Computer Task Group, Incorporated:


We consent to the incorporation by reference in the Registration Statements No. 33-41995, No. 33-61493, No. 33-50160 and No. 333-12237 on Form S-8, and No.
333-43263 on Form S-3 of Computer Task Group, Incorporated of our report dated February 4, 1998 which appears on page IV-2 in Computer Task Group, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page IV-3 of such Annual Report on Form 10-K.




KPMG LLP
March 29, 2000
Rochester, New York



                                                                             133